UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

JP Morgan Chase Bank, N.A. (the “Trustee”), on behalf of the Mesa Offshore Trust (the “Trust”), announced today that certain unitholders of the Trust have made a demand for arbitration (“Demand for Arbitration”) under the Final Settlement Agreement dated May 19, 2009 (the “Settlement Agreement”).  As a result of the Demand for Arbitration and potential expenses and related contingencies associated with the Demand for Arbitration and the resolution thereof, the Trustee has decided to withhold current funds held by the Trust as a reserve for these contingent expenses and to defer making any final liquidating distribution at this time.

The claimants contend that Pioneer should have sold and accepted an offer from some of the claimant’s to buy an inchoate overriding royalty interest in Brazos A-39, which constituted part of the Pioneer settlement interests and the interest of the Mesa Offshore Trust Partnership (the “Partnership”).  The offer made for this interest was $125,000, which would represent approximately $0.0017 per unit.  Such claimants did not offer to buy the interest in the public auction of this and other interests held in accordance with the Settlement Agreement.  The Settlement Agreement set forth that if the public auction did not result in a sale of the properties, “Pioneer will have the absolute right, in its sole discretion, to cancel, extinguish, or otherwise dispose of all or part of such interests.”  The Trustee has been informed by Pioneer that the Brazos A-39 lease reverted to the Mineral Management Service in early March 2010, 180 days after the Midway Well ceased production back in September 2009.  In addition, as previously announced, the Mesa Offshore Royalty Trust Partnership was dissolved in June 2010.

The Trustee will continue to act as Trustee and exercise its powers for the purpose of liquidating and winding up the affairs of the Trust at its termination until its duties have been fully performed and the Trust estate is finally distributed.  In accordance with the Trust Indenture, the Trustee will as promptly as possible distribute the remaining assets in the Trust estate (including settlement proceeds), after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities.

As previously announced as part of the liquidation and termination of the Trust, the Trustee set February 22, 2010 as the record date for unit holders entitled to payments of any final liquidating distributions.  Accordingly, the Trustee will make payment of any final liquidating distribution only to unitholders of record as of February 22, 2010.

Pursuant to General Instruction B.2 of Form 8-K, the Notice to Unitholders of Mesa Offshore Trust attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                            Mesa Offshore Trust Press Release dated July 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: July 23, 2010	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1                            Mesa Offshore Trust Press Release dated July 23, 2010.